Exhibit 99.1

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	WILLIAM J. OWEN
FOR IMMEDIATE RELEASE	Senior Vice President,
Investor Relations
818-676-3936

ZENITH ANNOUNCES FOURTH QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, January 28, 2010   .   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   . Zenith National Insurance Corp. (NYSE: ZNT) reported net income for the fourth quarter 2009 of $10.8 million, or $0.29 per share, compared to net income for the fourth quarter 2008 of $8.4 million, or $0.22 per share.  Net income for the year ended December 31, 2009 was $34.4 million, or $0.91 per share, compared to net income for the year ended December 31, 2008 of $95.3 million, or $2.55 per share.

Net income includes net realized gains on investments after tax of $6.6 million and $23.6 million ($0.17 per share and $0.62 per share) for the three months and year ended December 31, 2009, respectively, compared to net realized losses on investments after tax of $7.7 million and $12.0 million ($0.21 per share and $0.32 per share) for the corresponding periods of 2008.

Net investment income before tax was $17.4 million and $85.5 million for the three months and year ended December 31, 2009, respectively, compared to $25.6 million and $94.0 million for the corresponding periods of 2008.  The annualized pre-tax yield on our investment portfolio for the three months and year ended December 31, 2009 was 3.6% and 4.5%, respectively, compared to 5.2% and 4.6% for the corresponding periods of 2008.   The average maturity of the fixed maturity portfolio, including short-term investments, was 3.0 years at December 31, 2009 compared to 4.5 years at December 31, 2008.

The market value of our available-for-sale investment portfolio includes net unrealized gains before tax of $56.1 million at December 31, 2009 compared to net unrealized losses before tax of $77.3 million at December 31, 2008, an improvement of $133.4 million during 2009, or $2.32 per share after tax.

Workers’ compensation underwriting loss before tax was $8.1 million and $57.5 million for the three months and year ended December 31, 2009, respectively, compared to underwriting income before tax of $2.9 million and $84.7 million for the corresponding periods of 2008.

Workers’ compensation net premiums earned decreased 20% and 24% in the three months and year ended December 31, 2009 compared to the corresponding periods of 2008.  These decreases are a result of: 1) our risk–reward strategy, which emphasizes pricing and underwriting discipline to maintain long-term profitability in a highly competitive environment, resulting in 14% fewer policies in-force compared to December 31, 2008; 2) increased unemployment as well as declining payrolls for many of our insureds due to the recession; and 3) net reductions in premium rates.  Insured payroll, our best indicator of exposure, decreased 11% in the year ended December 31, 2009 reflecting the impacts of competition and the recession.

Our 2009 accident year loss ratio, excluding loss adjustment expenses, increased to 50.3% compared to 43.0% recorded in 2008 for the 2008 accident year loss ratio.  Our 2009 accident year loss ratio is an excellent result in comparison to historical industry trends and current industry estimates, but is higher than 2008 primarily because of increasing average cost of claims.  The pre-tax favorable workers’ compensation loss and loss adjustment expense reserve development on prior accident years for the year ended December 31, 2009 was $9.0 million recognized in the fourth quarter 2009, compared to $17.1 million and $78.9 million recognized in the fourth quarter 2008 and year ended December 31, 2008, respectively.  The 2009 favorable development is principally for the 2005 and 2006 accident years due to the reduction in paid and incurred trends for prior accident years that occurred in the fourth quarter 2009.  Loss adjustment and underwriting expense ratios increased primarily due to the decline in premiums.

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows (1):

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Calendar year combined ratio	107.2%	97.9%	112.4%	86.0%
Prior accident year items:
Favorable loss and loss adjustment expense reserve development	8.0	12.1	1.9	13.0
Decrease in policyholders’ dividends		5.0	2.4
Accident year combined ratio	115.2%	115.0%	116.7%	99.0%

(1)          See Supplemental Financial Information for a description of “Combined Ratio” and Selected Financial Data for additional details on the calendar and accident year combined ratios.

The major factors contributing to the 26.4 percentage point increase in the calendar year combined ratio in 2009 of 112.4% compared to 2008 of 86.0% are discussed below in Selected Financial Data Worker’s Compensation Segment for the years ended December 31, 2009 and 2008.

Stockholders’ equity per share at December 31, 2009 was $28.25 compared to $27.42 at December 31, 2008.  Stockholders’ equity per share before stockholder dividends of $2.40 increased by 12% from December 31, 2008 to December 31, 2009.

Commenting on the results, Stanley R. Zax, Chairman and President, said:  “We are in excellent financial condition with low leverage, substantial liquidity and enhanced human capital.  Over time, we expect recovery from the recession will improve hiring trends and provide improved profit opportunities.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited, to the following: 1) volatility in the financial markets and effectiveness of governmental solutions; 2) economic recession; 3) competition; 4) decreased payroll levels of our customers; 5) medical cost trends; 6) regulatory restrictions on investments; 7) changes in state and federal legislation and regulation; 8) changes in interest rates causing fluctuations of investment income and fair values of investments; 9) changes in the frequency and severity of claims and catastrophes; 10) adequacy of loss reserves; 11) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; 12) losses associated with any terrorist attacks that impact our workers’ compensation business for amounts not covered by our reinsurance protection; 13) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and 14) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2009	2008	2009	2008

TOTAL REVENUES	$140,269	$154,775	$584,847	$682,847

SELECTED INCOME DATA:
Net investment income after tax	$11,972	$17,287	$57,741	$63,602
Net realized gains (losses) on investments after tax (1)	6,559	(7,678)	23,564	(12,030)
Income from investments segment after tax	18,531	9,609	81,305	51,572

Net income	$10,800	$8,400	$34,400	$95,300

NET INCOME PER COMMON SHARE (1):
Basic	$0.29	$0.23	$0.91	$2.56
Diluted	0.29	0.22	0.91	2.55

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.90	$0.90	$2.40	$2.40

STOCKHOLDERS’ EQUITY (as of December 31, 2009 and 2008):
Stockholders’ equity			$1,058,931	$1,023,437
Stockholders’ equity per common share (2)			28.25	27.42

NUMBER OF COMMON SHARES:
Outstanding (as of December 31, 2009 and 2008)			37,482	37,324
Weighted average for the period – basic	37,396	37,271	37,355	37,210
Weighted average for the period – diluted	37,396	37,433	37,355	37,399

(1)

Net realized gains on investments after tax were $0.17 per share and $0.62 per share for the three months and year ended December 31, 2009, respectively, compared to net realized losses on investments after tax of $0.21 per share and $0.32 per share for the corresponding periods of 2008.

(2)

Stockholders’ equity at December 31, 2009 includes net unrealized gains on our available-for-sale investment portfolio, after deferred tax, of $0.97 per share, compared to net unrealized losses of $1.35 per share at December 31, 2008.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2009	2008	2009	2008

TOTAL REVENUES:
Net premiums earned	$112,773	$140,965	$463,081	$607,327
Net investment income	17,406	25,622	85,514	94,027
Net realized gains (losses) on investments	10,090	(11,812)	36,252	(18,507)
	$140,269	$154,775	$584,847	$682,847
RESULTS OF OPERATIONS (1):
Investments segment:
Net investment income	$17,406	$25,622	$85,514	$94,027
Net realized gains (losses) on investments	10,090	(11,812)	36,252	(18,507)
	27,496	13,810	121,766	75,520
Workers’ compensation segment (2)	(8,086)	2,891	(57,452)	84,658
Reinsurance segment (3)	35	(85)	(7)	(192)
Parent (4)	(3,010)	(3,645)	(12,172)	(12,790)

Income before tax	16,435	12,971	52,135	147,196
Income tax expense	5,635	4,571	17,735	51,896

NET INCOME	$10,800	$8,400	$34,400	$95,300

(1)	See Supplemental Financial Information for a description of segment results.

(2)	See Workers’ Compensation Segment in the following tables.

(3)	In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts.

(4)	Includes interest expense before tax of $1.3 million in both of the three months ended December 31, 2009 and 2008 and approximately $5.2 million in both years ended December 31, 2009 and 2008.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended December 31,
(Dollars in thousands)	2009		2008

WORKERS’ COMPENSATION SEGMENT (1):
Gross premiums written:
California	$62,883	60.4%	$72,698	55.7%
Outside California	41,211	39.6	57,791	44.3
Total	$104,094	100.0%	$130,489	100.0%

Net premiums written:
California	$60,794	60.5%	$70,308	55.8%
Outside California	39,727	39.5	55,758	44.2
Total	$100,521	100.0%	$126,066	100.0%

Net premiums earned:
California	$67,914	60.3%	$77,688	55.1%
Outside California	44,724	39.7	63,272	44.9
Total	$112,638	100.0%	$140,960	100.0%

Underwriting (loss) income before tax/combined ratio	$(8,086)	107.2%	$2,891	97.9%

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows (1):

	Three Months Ended December 31,
	2009			2008
	Calendar Year	Favorable Prior Period Development	Accident Year	Calendar Year	Favorable Prior Period Development	Accident Year
Losses	42.7%	6.6%	49.3%	46.7%	9.9%	56.6%
Loss adjustment expenses	19.6	1.4	21.0	13.0	2.2	15.2
Underwriting and other operating expenses	43.5		43.5	42.1		42.1
Policyholders’ dividends	1.4		1.4	(3.9)	5.0	1.1
Combined ratio	107.2%	8.0%	115.2%	97.9%	17.1%	115.0%

(1)	See Supplemental Financial Information for a description of segment results, “Premiums Written” and “Combined Ratio.”

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Year Ended December 31,
(Dollars in thousands)	2009		2008

WORKERS’ COMPENSATION SEGMENT (1):
Gross premiums written:
California	$272,136	58.3%	$333,687	54.9%
Outside California	194,394	41.7	274,521	45.1
Total	$466,530	100.0%	$608,208	100.0%

Net premiums written:
California	$263,929	58.4%	$323,632	54.9%
Outside California	188,019	41.6	265,765	45.1
Total	$451,948	100.0%	$589,397	100.0%

Net premiums earned:
California	$268,891	58.1%	$332,196	54.8%
Outside California	194,127	41.9	274,088	45.2
Total	$463,018	100.0%	$606,284	100.0%

Underwriting (loss) income before tax/combined ratio	$(57,452)	112.4%	$84,658	86.0%

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows (1):

	Year Ended December 31,
	2009			2008
	Calendar Year	Favorable Prior Period Development	Accident Year	Calendar Year	Favorable Prior Period Development	Accident Year
Losses	49.3%	1.0%	50.3%	31.9%	11.1%	43.0%
Loss adjustment expenses	19.8	0.9	20.7	14.1	1.9	16.0
Underwriting and other operating expenses	43.3		43.3	38.0		38.0
Policyholders’ dividends		2.4	2.4	2.0		2.0
Combined ratio	112.4%	4.3%	116.7%	86.0%	13.0%	99.0%

(1)          See Supplemental Financial Information for a description of segment results, “Premiums Written” and “Combined Ratio.”

The major factors contributing to the 26.4 percentage point increase in the calendar year combined ratio in 2009 of 112.4% compared to 2008 of 86.0% are as follows:

•                  17.4 points attributable to the increase in the loss ratio, of which 10.1 points are attributable to lower favorable development of loss reserves, and 7.3 points are attributable to the increase in the accident year loss ratio;

•                  5.7 points attributable to the increase in the loss adjustment expense ratio; and

•                  5.3 points attributable to the increase in the underwriting and other operating expense ratio.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT OUR RESULTS

Our business is comprised of the following segments: workers’ compensation, reinsurance and investments.  In September 2005, we exited the assumed reinsurance business.  Results of the investments segment include net investment income and net realized gains or losses on investments.  We do not allocate investment income to other segments.  Income or loss before tax from the workers’ compensation and reinsurance segments is determined by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses from net premiums earned (this result is also known as underwriting income or loss).  The parent loss includes interest expense and the general operating expenses of our parent company, Zenith National Insurance Corp.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the most comparable GAAP measures reported in our consolidated financial statements.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business.  The combined ratio, also referred to as the “calendar year combined ratio,” is the sum of the losses and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The losses and loss adjustment expense ratio is the percentage of net losses and loss adjustment expenses incurred to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.  When the calendar year combined ratio is adjusted to exclude prior period items, such as loss reserve development and policyholders’ dividends, it becomes the “accident year combined ratio,” a non-GAAP financial measure.

Net Cash Flow from Insurance Operations

Net cash flow from our workers’ compensation and assumed reinsurance businesses are non-GAAP financial measures that represent the following on a pre-tax basis: premiums collected less losses, loss adjustment expenses, underwriting and other operating expenses paid.  The net cash flows from the insurance operations, in addition to investment income received, interest and other expenses paid by our parent company, and income taxes refunded (paid) are included in net cash used in operating activities, the most comparable GAAP financial measure.  The following table provides a reconciliation of the net cash flow from our workers’ compensation and assumed reinsurance businesses to the net cash used in operating activities shown in the consolidated financial statements:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2009	2008	2009	2008

Net cash flow from workers’ compensation business	$(51,209)	$(32,093)	$(120,339)	$(17,516)
Net cash flow from assumed reinsurance business	(1,490)	(3,076)	(6,783)	(14,256)
Investment income received	20,329	20,092	90,557	84,283
Interest and other expenses paid by parent	(1,353)	(1,317)	(12,018)	(11,328)
Income taxes refunded (paid)	8,338	(10,035)	26,538	(66,729)
Net cash used in operating activities	$(25,385)	$(26,429)	$(22,045)	$(25,546)

Net cash used in operating activities reflects primarily lower worker’ compensation premiums year over year, offset by income tax refunds in 2009 compared to income tax payments in 2008.  We maintain a portfolio of invested assets with varying maturities and a substantial amount of short-term investments to provide adequate liquidity.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period.  It is indicative of the amount of cash premium, before commission expense, that we expect to receive from our policies.  Net premiums written are premiums that we have billed to our policyholders less any reinsurance premiums ceded.  Net premiums earned, a GAAP measure, represent the portion of premiums written that is recognized as earned in the consolidated financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies.  The following table provides a reconciliation of workers’ compensation gross and net premiums written to net premiums earned:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2009	2008	2009	2008

Workers’ compensation:
Gross premiums written	$104,094	$130,489	$466,530	$608,208
Ceded premiums written	(3,573)	(4,423)	(14,582)	(18,811)

Net premiums written	100,521	126,066	451,948	589,397
Change in unearned premiums, net of reinsurance	12,117	14,894	11,070	16,887

Net premiums earned	$112,638	$140,960	$463,018	$606,284